Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Raises Full Year 2019
Adjusted Diluted Earnings Per Share Guidance

Expects to meet or exceed $11 to $13 adjusted diluted earnings per share1 target for 2020
Company achieves third consecutive quarter of pre-tax margin expansion; fourth consecutive quarter on an adjusted basis2

CHICAGO, October 15, 2019 - United Airlines (UAL) today announced that it has achieved third quarter diluted earnings per share (EPS) of $3.99 and adjusted diluted EPS2 of $4.07, and raised its full year 2019 adjusted diluted EPS1 guidance, with a new range of $11.25 to $12.25.
"Thanks to the outstanding efforts of our employees, United extended our streak of expanding pre-tax margin on a quarterly basis. It provides us further confidence to raise our full year 2019 adjusted diluted EPS guidance, putting us ahead of pace to achieve our goal of $11 to $13 in adjusted diluted EPS by the end of 2020,” said Oscar Munoz, CEO of United Airlines. "While headwinds affected the sector as a whole this quarter, United's team once again demonstrated a robust ability to overcome adverse cost pressure, managing to continue growing our network while investing in winning our customers' loyalty through smart enhancements to the United experience."

•
Reported third quarter net income of $1.0 billion, diluted earnings per share of $3.99, pre-tax earnings of $1.3 billion and pre-tax margin of 11.9 percent, expanding pre-tax margin 2.3 points versus the third quarter of 2018.

•
Reported third quarter adjusted net income of $1.0 billion, adjusted diluted EPS of $4.07, adjusted pre-tax earnings of $1.4 billion and adjusted pre-tax margin of 12.1 percent, expanding adjusted pre-tax margin 2.5 points versus the third quarter of 2018.²

•	Consolidated third quarter passenger revenue per available seat mile (PRASM) increased 1.7 percent year-over-year.

•	Consolidated third quarter unit cost per available seat mile (CASM) decreased 0.9 percent year-over-year.

1 Excludes special charges and the mark-to-market impact of financial instruments, the nature of which are not determined at this time, and imputed interest on certain finance leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.
2 Excludes special charges, the mark-to-market impact of financial instruments and imputed interest on certain finance leases. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

United Airlines Reports Third-Quarter 2019 Performance

•	Consolidated third quarter CASM, excluding special charges, third party business expenses, fuel and profit sharing, increased 2.1 percent year-over-year.

•	Repurchased $363 million of its common shares in the third quarter of 2019 at an average purchase price of $88.22 per share.

•	Raised $1.2 billion in Enhanced Equipment Trust Certificates at a record low blended interest rate of 2.8% in connection with the financing of certain aircraft.
For more information on UAL's fourth quarter and full year 2019 guidance, please visit ir.united.com for the company's investor update.

Third Quarter 2019 Highlights
Customer Experience

•	Announced MileagePlus award miles never expire, giving members a lifetime to use miles on flights, experiences, hotels and more.

•	Announced partnership with CLEAR which includes a free or discounted CLEAR membership for U.S. based MileagePlus members.

•	MileagePlus members between the ages of 18 to 22 receive a 10% discount on domestic flights when booked through the United mobile app by Dec. 31, 2019.

•	Announced improvements to United PassPlus, the airline's prepaid program that offers discounts, fixed fares and amenities to both individual and corporate customers.

•	Customers are now provided three inflight snack options on domestic flights regardless of departure time, including the Stroopwafel.

•	Customers can now pre pay for bags as soon as their ticket is issued. Previously customers had to wait until check-in to pay for their bags.

•
MileagePlus loyalty program was awarded Favorite Frequent-Flyer Program for the fourth time by Trazee Awards and the United Explorer Card from Chase was awarded Favorite Credit Card for the second consecutive year.

Operations

•	Achieved No. 1 in on-time departures in all hubs where United faces large hub competitors: Denver, Chicago and Los Angeles.

•	Completed introduction of ConnectionSaver to all of seven domestic hubs, saving over 35,000 connections in the quarter.

Employees

•	Honored with being recognized by search site indeed.com as a "Top 50 Workplace" for 2019.

United Airlines Reports Third-Quarter 2019 Performance

•	Recognized for fourth consecutive year as a top-scoring company and best place to work for disability and inclusion with a perfect score of 100% on the 2019 Disability Equality Index.

•	Expects to hire about 8,000 people by the end of 2019.

Network

•	Announced 12 new and expanded international routes from Chicago, Denver, New York/Newark and San Francisco including Nice, France; Palermo, Italy; and Curacao.

•	Announced nonstop service to Tokyo Haneda with routes from Chicago, Los Angeles, New York/Newark and Washington, D.C., beginning March 28, 2020.

•	Resumed daily nonstop service between New York/Newark and Delhi and Mumbai on September 6.

Fleet

•	Launched Boeing 767-300ER ultra-premium United Polaris business class configuration on all flights between New York/Newark and London-Heathrow starting Sept. 15, 2019.

•	Took delivery of six used Airbus A319 aircraft and nine new Embraer E175 aircraft.

Community

•	Launched Crowdrise fundraising campaign for those affected by Hurricane Dorian.

•
Operated a Boeing 787-8 Dreamliner crewed exclusively by women to the largest airshow in the world, EAA AirVenture in Oshkosh, Wisconsin, to symbolize the airline's commitment to supporting women in aviation.

Investor Day
On March 5, 2020 United will host an investor event in New York. More details will be provided at a later date.
Earnings Call
UAL will hold a conference call to discuss its third-quarter 2019 financial results and its financial and operational outlook for fourth-quarter and full-year 2019 on Wednesday, October 16, 2019, at 9:30 a.m. Central time /10:30 a.m. Eastern time. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

United Airlines Reports Third-Quarter 2019 Performance

Every customer. Every flight. Every day.
In 2019, United is focusing more than ever on its commitment to its customers, looking at every aspect of its business to ensure that the carrier keeps customers' best interests at the heart of its service. In addition to today's announcement, this year United:

▪	Announced that MileagePlus award miles will never expire

▪	Gave Economy customers a choice of complimentary snacks on domestic flights

▪	Made DIRECTV free for every customer on more than 200 aircraft

▪	Released a new version of the award-winning, most downloaded app in the airline industry

▪	Launched a new tool called ConnectionSaver, dedicated to improving the experience for customers with connecting flights

▪	Partnered with CLEAR on free or discounted memberships for MileagePlus members

▪	Announced PlusPoints, new upgrade benefits for MileagePlus Premier members

▪	And introduced products in its amenity kits made exclusively for the airline by luxury skincare line Sunday Riley
About United
United's shared purpose is "Connecting People. Uniting the World." We are more focused than ever on our commitment to customers through a series of innovations and improvements designed to help build a great experience: Every customer. Every flight. Every day. Together, United Airlines and United Express operate approximately 4,900 flights a day to 358 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 788 mainline aircraft and the airline's United Express carriers operate 560 regional aircraft. United is a founding member of Star Alliance, which provides service to 195 countries via 26 member airlines. For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance,"

United Airlines Reports Third-Quarter 2019 Performance

"outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to execute our strategic operating plan, including our growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; an outbreak of a disease that affects travel demand or travel behavior; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to comply with the terms of our various

United Airlines Reports Third-Quarter 2019 Performance

financing arrangements; our ability to realize the full value of our intangible assets and long-lived assets; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.
-tables attached-

United Airlines Reports Third-Quarter 2019 Performance

On January 1, 2019, United Airlines Holdings, Inc. ("UAL") adopted Accounting Standards Update No. 2016-02, Leases ("Topic 842"). As such, certain previously reported 2018 figures are adjusted in this report on a basis consistent with Topic 842.
UNITED AIRLINES HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
(In millions, except per share data)	2019	2018			2019	2018
Operating revenue:
Passenger	$10,481	$10,120	3.6		$29,692	$28,150	5.5
Cargo	282	296	(4.7)		863	903	(4.4)
Other operating revenue	617	587	5.1		1,816	1,759	3.2
Total operating revenue	11,380	11,003	3.4		32,371	30,812	5.1

Operating expense:
Salaries and related costs	3,063	2,930	4.5		8,993	8,534	5.4
Aircraft fuel	2,296	2,572	(10.7)		6,704	6,927	(3.2)
Regional capacity purchase	721	676	6.7		2,124	1,999	6.3
Landing fees and other rent	645	618	4.4		1,893	1,822	3.9
Depreciation and amortization	575	545	5.5		1,682	1,607	4.7
Aircraft maintenance materials and outside repairs	490	455	7.7		1,319	1,333	(1.1)
Distribution expenses	432	427	1.2		1,234	1,162	6.2
Aircraft rent	67	109	(38.5)		221	355	(37.7)
Special charges (B)	27	17	NM		116	186	NM
Other operating expenses	1,591	1,467	8.5		4,645	4,293	8.2
Total operating expense	9,907	9,816	0.9		28,931	28,218	2.5

Operating income	1,473	1,187	24.1		3,440	2,594	32.6

Operating margin	12.9%	10.8%	2.1	pts.	10.6%	8.4%	2.2	pts.
Adjusted operating margin (Non-GAAP) (A)	13.2%	10.9%	2.3	pts.	11.0%	9.0%	2.0	pts.

Nonoperating income (expense):
Interest expense	(191)	(172)	11.0		(570)	(497)	14.7
Interest capitalized	22	16	37.5		65	46	41.3
Interest income	36	28	28.6		103	70	47.1
Miscellaneous, net (B)	9	(1)	NM		32	(118)	NM
Total nonoperating expense	(124)	(129)	(3.9)		(370)	(499)	(25.9)

Income before income taxes	1,349	1,058	27.5		3,070	2,095	46.5

Pre-tax margin	11.9%	9.6%	2.3	pts.	9.5%	6.8%	2.7	pts.
Adjusted pre-tax margin (Non-GAAP) (A)	12.1%	9.6%	2.5	pts.	9.8%	7.6%	2.2	pts.

Income tax expense (D)	325	225	44.4		702	434	61.8
Net income	$1,024	$833	22.9		$2,368	$1,661	42.6

Diluted earnings per share	$3.99	$3.05	30.8		$9.04	$5.98	51.2
Diluted weighted average shares	256.4	273.6	(6.3)		262.0	278.0	(5.8)

NM Not meaningful

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Passenger revenue information is as follows (in millions, except for percentage changes):

	3Q 2019 Passenger Revenue	3Q 2018 Passenger Revenue (a)	Reporting Adjustments (b)	3Q 2018 Passenger Revenue (b)	Passenger Revenue vs. 3Q 2018 (b)	PRASM vs. 3Q 2018 (b)	Yield vs. 3Q 2018 (b)	Available Seat Miles vs. 3Q 2018	3Q 2019 Available Seat Miles	3Q 2019 Revenue Passenger Miles
Domestic	$6,554	$6,253	$56	$6,309	3.9%	2.1%	2.3%	1.7%	42,670	36,940

Atlantic	1,963	1,933	(38)	1,895	3.6%	0.8%	1.0%	2.8%	15,219	13,216
Pacific	1,121	1,163	(30)	1,133	(1.1)%	(3.4)%	(4.0)%	2.3%	10,858	9,038
Latin America	843	771	12	783	7.7%	7.2%	5.9%	0.4%	6,329	5,435
International	3,927	3,867	(56)	3,811	3.0%	0.9%	0.5%	2.2%	32,406	27,689

Consolidated	$10,481	$10,120	$—	$10,120	3.6%	1.7%	1.6%	1.9%	75,076	64,629

(a) As previously reported.
(b) During the third quarter of 2019, United implemented a new revenue accounting software system which allowed it to more precisely determine the geographic regions associated with certain ancillary passenger revenue items. Prior to July 2019, those ancillary revenue items were determined using an allocation method that was based on revenue from passenger travel. While the total passenger revenue is not impacted, the geographic totals for each period are not comparable year-over-year due to the change. The third quarter 2018 passenger revenue presented in the table above, and utilized in the year-over-year comparisons displayed, was adjusted using the third quarter 2019 percentages.

Select operating statistics are as follows:

	Three Months Ended September 30,		% Increase/ (Decrease)		Nine Months Ended September 30,		% Increase/ (Decrease)
	2019	2018			2019	2018
Passengers (thousands)	43,091	42,886	0.5		122,137	118,439	3.1
Revenue passenger miles (millions)	64,629	63,393	1.9		180,727	173,187	4.4
Available seat miles (millions)	75,076	73,681	1.9		213,961	206,360	3.7
Passenger load factor:
Consolidated	86.1%	86.0%	0.1	pts.	84.5%	83.9%	0.6	pts.
Domestic	86.6%	86.7%	(0.1)	pts.	85.7%	85.7%	—	pts.
International	85.4%	85.2%	0.2	pts.	82.9%	81.6%	1.3	pts.
Passenger revenue per available seat mile (cents)	13.96	13.73	1.7		13.88	13.64	1.8
Total revenue per available seat mile (cents)	15.16	14.93	1.5		15.13	14.93	1.3
Average yield per revenue passenger mile (cents)	16.22	15.96	1.6		16.43	16.25	1.1
Cargo ton miles	804	851	(5.5)		2,440	2,523	(3.3)
Aircraft in fleet at end of period	1,348	1,306	3.2		1,348	1,306	3.2
Average stage length (miles)	1,473	1,454	1.3		1,464	1,453	0.8
Average full-time equivalent employees	90,591	89,022	1.8		90,071	87,112	3.4
Average aircraft fuel price per gallon	$2.02	$2.32	(12.9)		$2.08	$2.23	(6.7)
Fuel gallons consumed (millions)	1,134	1,111	2.1		3,221	3,101	3.9

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for definitions of these statistics.

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,959	$1,694
Short-term investments	2,167	2,256
Receivables, less allowance for doubtful accounts	1,617	1,426
Aircraft fuel, spare parts and supplies, less obsolescence allowance	1,065	985
Prepaid expenses and other	725	733
Total current assets	8,533	7,094

Total operating property and equipment, net	29,332	27,399
Operating lease right-of-use assets	4,937	5,262

Other assets:
Goodwill	4,523	4,523
Intangibles, less accumulated amortization	3,114	3,159
Restricted cash	100	105
Notes receivable, net	529	516
Investments in affiliates and other, net	1,131	966
Total other assets	9,397	9,269
Total assets	$52,199	$49,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Advance ticket sales	$5,515	$4,381
Accounts payable	2,848	2,363
Frequent flyer deferred revenue	2,537	2,286
Accrued salaries and benefits	2,104	2,184
Current maturities of long-term debt	1,243	1,230
Current maturities of finance leases	92	123
Current maturities of operating leases	778	719
Other	574	553
Total current liabilities	15,691	13,839

Other long-term liabilities and deferred credits:
Long-term debt	12,900	12,215
Long-term obligations under finance leases	186	224
Long-term obligations under operating leases	4,941	5,276
Frequent flyer deferred revenue	2,682	2,719
Postretirement benefit liability	836	1,295
Pension liability	1,087	1,576
Deferred income taxes	1,594	828
Other	981	1,010
Total other long-term liabilities and deferred credits	25,207	25,143
Stockholders' equity	11,301	10,042
Total liabilities and stockholders' equity	$52,199	$49,024

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net cash provided by operating activities	$5,728	$5,035

Cash Flows from Investing Activities:
Capital expenditures	(3,336)	(2,496)
Purchases of short-term and other investments	(2,168)	(1,975)
Proceeds from sale of short-term and other investments	2,282	1,979
Investment in affiliates	(36)	(139)
Proceeds from sale of property and equipment	47	30
Loans made to others	(10)	(10)
Other, net	(10)	104
Net cash used in investing activities	(3,231)	(2,507)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	1,109	1,241
Payments of long-term debt	(726)	(1,519)
Repurchases of common stock	(1,431)	(1,010)
Principal payments under finance leases	(105)	(57)
Capitalized financing costs	(51)	(31)
Other, net	(29)	(17)
Net cash used in financing activities	(1,233)	(1,393)
Net increase in cash, cash equivalents and restricted cash	1,264	1,135
Cash, cash equivalents and restricted cash at beginning of the period	1,799	1,591
Cash, cash equivalents and restricted cash at end of the period	$3,063	$2,726

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt	$306	$125
Operating lease conversions to finance lease	36	52
Right-of-use assets acquired through operating leases	344	537
Property and equipment acquired through finance leases	8	—

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC)—Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended September 30, 2019
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$3,623
Adjustments:
Special charges and mark-to-market ("MTM") gains on financial instruments:
Impairment of assets	301
Termination of a maintenance service agreement	64
Severance and benefit costs	21
MTM gains on financial instruments	(128)
(Gains) losses on sale of assets and other special charges	31
Pre-tax income excluding special charges and MTM gains on financial instruments (Non-GAAP)	3,912
add: Interest expense (net of income tax benefit) (a)	739
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	163
add: Net interest on pension (net of income tax benefit) (a)	(14)
less: Income taxes paid	(22)
NOPAT (Non-GAAP)	$4,778

Average Invested Capital (five-quarter average)
Total assets	$50,642
less: Non-interest bearing liabilities (b)	(17,823)
Average invested capital (Non-GAAP)	$32,819

ROIC (Non-GAAP)	14.6%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges and MTM gains on financial instruments. For the twelve months ended September 30, 2019, the effective cash tax rate was 0.6%.

(b)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL believes that adjusting for MTM gains and losses on financial instruments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended September 30,		% Increase/ (Decrease)	Nine Months Ended September 30,		% Increase/ (Decrease)
	2019	2018		2019	2018
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	13.20	13.32	(0.9)	13.52	13.67	(1.1)
Special charges (B)	0.04	0.02	NM	0.05	0.09	NM
Third-party business expenses	0.07	0.04	75.0	0.06	0.04	50.0
Fuel expense	3.05	3.49	(12.6)	3.13	3.36	(6.8)
Profit sharing, including taxes	0.24	0.17	41.2	0.17	0.12	41.7
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	9.80	9.60	2.1	10.11	10.06	0.5
NM Not Meaningful

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Nine Months Ended September 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2019	2018			2019	2018
Operating expenses (GAAP)	$9,907	$9,816	$91	0.9	$28,931	$28,218	$713	2.5
Special charges (B)	27	17	10	NM	116	186	(70)	NM
Operating expenses, excluding special charges	9,880	9,799	81	0.8	28,815	28,032	783	2.8
Adjusted to exclude:
Third-party business expenses	49	29	20	69.0	120	89	31	34.8
Fuel expense	2,296	2,572	(276)	(10.7)	6,704	6,927	(223)	(3.2)
Profit sharing, including taxes	174	127	47	37.0	368	252	116	46.0
Adjusted operating expenses (Non-GAAP)	$7,361	$7,071	$290	4.1	$21,623	$20,764	$859	4.1

Operating income (GAAP)	$1,473	$1,187	$286	24.1	$3,440	$2,594	$846	32.6
Adjusted to exclude:
Special charges (B)	27	17	10	NM	116	186	(70)	NM
Adjusted operating income (Non-GAAP)	$1,500	$1,204	$296	24.6	$3,556	$2,780	$776	27.9

Pre-tax income (GAAP)	$1,349	$1,058	$291	27.5	$3,070	$2,095	$975	46.5
Adjusted to exclude:
Special charges (B)	27	17	10	NM	116	186	(70)	NM
MTM (gains) losses on financial instruments (B)	(21)	(29)	8	NM	(72)	61	(133)	NM
Interest expense on ERJ 145 finance leases (C)	22	13	9	NM	68	13	55	NM
Adjusted pre-tax income (Non-GAAP)	$1,377	$1,059	$318	30.0	$3,182	$2,355	$827	35.1

Net income (GAAP)	$1,024	$833	$191	22.9	$2,368	$1,661	$707.0	42.6
Adjusted to exclude:
Special charges (B)	27	17	10	NM	116	186	(70)	NM
MTM (gains) losses on financial instruments (B)	(21)	(29)	8	NM	(72)	61	(133)	NM
Interest expense on ERJ 145 finance leases (C)	22	13	9	NM	68	13	55	NM
Income tax expense (benefit) related to adjustments above	(6)	—	(6)	NM	(25)	(58)	33	NM
Adjusted net income (Non-GAAP)	$1,046	$834	$212	25.4	$2,455	$1,863	$592	31.8

Diluted earnings per share (GAAP)	$3.99	$3.05	$0.94	30.8	$9.04	$5.98	$3.06	51.2
Adjusted to exclude:
Special charges (B)	0.10	0.06	0.04	NM	0.44	0.67	(0.23)	NM
MTM (gains) losses on financial instruments (B)	(0.08)	(0.11)	0.03	NM	(0.27)	0.22	(0.49)	NM
Interest expense on ERJ 145 finance leases (C)	0.08	0.05	0.03	NM	0.26	0.05	0.21	NM
Income tax benefit related to adjustments	(0.02)	—	(0.02)	NM	(0.10)	(0.22)	0.12	NM
Adjusted diluted earnings per share (Non-GAAP)	$4.07	$3.05	$1.02	33.4	$9.37	$6.70	$2.67	39.9

NM Not Meaningful

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and finance leases is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended September 30,		Nine Months Ended September 30,
Capital Expenditures (in millions)	2019	2018	2019	2018
Capital expenditures (GAAP)	$869	$825	$3,336	$2,496
Property and equipment acquired through the issuance of debt	86	—	306	125
Property and equipment acquired through finance leases	—	—	8	—
Adjusted capital expenditures (Non-GAAP)	$955	$825	$3,650	$2,621

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$1,103	$883	$5,728	$5,035
Less capital expenditures	869	825	3,336	2,496
Free cash flow, net of financings (Non-GAAP)	$234	$58	$2,392	$2,539

Net cash provided by operating activities (GAAP)	$1,103	$883	$5,728	$5,035
Less adjusted capital expenditures (Non-GAAP)	955	825	3,650	2,621
Free cash flow (Non-GAAP)	$148	$58	$2,078	$2,414

United Airlines Reports Third-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Special charges and MTM gains and losses on financial instruments include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2018	2019	2018
Operating:
Severance and benefit costs	$2	$9	$14	$34
Impairment of assets	—	11	69	145
(Gains) losses on sale of assets and other special charges	25	(3)	33	7
Total special charges	27	17	116	186
Nonoperating MTM (gains) losses on financial instruments	(21)	(29)	(72)	61
Total special charges and MTM (gains) losses on financial instruments	6	(12)	44	247
Income tax expense (benefit) related to special charges and MTM (gains) losses on financial instruments	(2)	3	(10)	(55)
Total special charges and MTM (gains) losses on financial instruments, net of income taxes	$4	$(9)	$34	$192
Severance and benefit costs: During the three and nine months ended September 30, 2019, the company recorded $2 million and $12 million, respectively, of management severance. During the nine months ended September 30, 2019, the company recorded $2 million of severance and benefit costs related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and received a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through early 2019.
During the three and nine months ended September 30, 2018, the company recorded $5 million and $19 million, respectively, of severance and benefit costs related to the voluntary early-out program for its technicians and related employees, and $4 million and $15 million, respectively, of management severance.
Impairment of assets: During the nine months ended September 30, 2019, the company recorded a $47 million impairment for aircraft engines removed from operations, an $8 million fair value adjustment for aircraft purchased off lease, a $6 million charge for the early termination of several regional aircraft finance leases and $8 million in other miscellaneous impairments.
In May 2018, the Brazil–United States open skies agreement was ratified, which provides air carriers with unrestricted access between the United States and Brazil. The company determined that the approval of the open skies agreement impaired the entire value of its Brazil route authorities because the agreement removed all limitations or reciprocity requirements for flights between the United States and Brazil. Accordingly, the company recorded a $105 million special charge to write off the entire value of the intangible asset associated with its Brazil routes. For the three and nine months ended September 30, 2018, the company also recorded $11 million and $40 million, respectively, of fair value adjustments related to aircraft purchased off lease, write-off of unexercised aircraft purchase options and other impairments related to certain fleet types and international slots no longer in use.

(Gains) losses on sale of assets and other special charges. During the three months ended September 30, 2019, the company recorded charges of $18 million for the settlement of certain legal matters and $15 million related to a contract termination, as well as an $8 million gain primarily related to the sale and disposition of certain assets. During the nine months ended September 30, 2019, the company recorded $8 million of losses on the sale of assets.
During the three and nine months ended September 30, 2018, the company recorded $3 million of gains primarily related to the sale of aircraft engines and $7 million of losses primarily related to contract termination of regional aircraft operations in Guam, respectively.
MTM gains and losses on financial instruments: During the three and nine months ended September 30, 2019, the company recorded gains of $25 million and $77 million, respectively, for the change in market value of certain of its equity investments, primarily Azul Linhas Aéreas Brasileiras S.A.. Also, during the three and nine months ended September 30, 2019, the company recorded losses of $4 million and $5 million, respectively, for the change in fair value of certain derivative assets related to equity of Avianca Holdings S.A. For equity investments and derivative assets subject to MTM accounting, the company records gains and losses as part of Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.
During the three and nine months ended September 30, 2018, the company recorded gains of $29 million and losses of $61 million, respectively, for the change in market value of certain of its equity investments.
(C) Interest expense related to finance leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to finance leases up until the purchase date. As a result of this change, the company recognized $22 million and $68 million, respectively, of additional interest expense in the three and nine months ended September 30, 2019, and $13 million of additional interest expense in the third quarter of 2018.

United Airlines Reports Third-Quarter 2019 Performance

(D) Effective tax rate
The company's effective tax rate for the three and nine months ended September 30, 2019 was 24.1% and 22.9%, respectively. The effective tax rate for the three and nine months ended September 30, 2018 was 21.3% and 20.7%, respectively. The effective tax rate represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items and the impact of a change in the company's mix of domestic and foreign earnings.

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